EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
     The following is a list of the Company’s subsidiaries as of Aug. 31, 2007, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w).
American Seeds, Inc. (Delaware)
Asgrow Seed Company LLC (Delaware)
Channel Bio Corp. (Indiana)
Corn States Hybrid Service L.L.C. (Delaware)
DEKALB Genetics Corporation (Delaware)
Delta and Pine Land Company (Delaware)
European Breeders B.V. (Belgium)
Fontanelle Hybrids, Inc. (Delaware)
GrowDirect, Inc. (Delaware)
Holden’s Foundation Seeds, L.L.C. (Iowa)
Kruger Seeds, Inc. (Delaware)
Mahyco Monsanto Biotech (I) Pvt. Ltd. (India)
Monsanto Ag Products LLC (Delaware)
Monsanto Ag Technologies, LLC (Delaware)
Monsanto Agricoltura Italia S.p.A. (Italy)
Monsanto Agricultura Espana S.L. (Spain)
Monsanto Argentina S.A.I.C. (Argentina)
Monsanto Australia Ltd. (Australia)
Monsanto Canada, Inc. (Canada)
Monsanto Comercial S.A. de C.V. (Mexico)
Monsanto do Brasil Ltda. (Brazil)
Monsanto Europe S.A. (Belgium)
Monsanto Finance Canada Co. (Nova Scotia)
Monsanto Genetics India Private Limited (India)
Monsanto Holdings Private Ltd. (India)
Monsanto India Limited (India)
Monsanto International S.A.R.L. (Switzerland)
Monsanto Kereskedelmi Kft. (Hungary)
Monsanto (Malaysia) Sdn Bhd
Monsanto Nordeste S.A. (Brazil)
Monsanto Philippines, Inc. (The Philippines)
Monsanto Producción y Servícíos S.A. de C.V. (Mexico)
Monsanto Romania SRL (Romania)
Monsanto S.A.S. (France)
Monsanto South Africa (Proprietary) Limited (South Africa)
Monsanto Technology LLC (Delaware)
Monsanto UK Limited (United Kingdom)
Monsanto Venezuela C.A. (Venezuela)
Monsoy Ltda. (Brazil)
P.T. Monagro Kimia (Indonesia)
P4 Production L.L.C. (Delaware)
Semillas y Agroproductos Monsanto, S.A. de C.V. (Mexico)
Seminis Korea, Inc. (South Korea)
Seminis Vegetable Seeds, Inc. (California)
Seminis Vegetable Seeds Italia, S.R.L. (Italy)
SVS Holland BV (Netherlands)